                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Statement of Additional Information constituting part of this Registration Statement on Form N-4 for Variable Annuity Account One of First SunAmerica Life Insurance Company of our report dated January 31, 2001, relating to the financial statements of First SunAmerica Life Insurance Company, and of our report dated March 2, 2001, relating to the financial statements of Variable Annuity Account One, which appear in such Statement of Additional Information. We also consent to the reference to us under the heading "Independent Accountants" in such Statement of Additional Information.



/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
Woodland Hills, California
April 25, 2001